                                                                   EXHIBIT 10.48


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS WITH ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
                                                                          9/25/0

                         ADVANTOX 150 LICENSE AGREEMENT

         This License Agreement (this "Agreement"), dated as of November 1, 2000, between IBIS TECHNOLOGY CORPORATION, a Massachusetts, USA corporation having its principal place of business at 32 Cherry Hill Drive, Danvers, Massachusetts 01923, USA ("IBIS") and MITSUBISHI MATERIALS SILICON CORPORATION, a Japanese corporation having its principal place of business at 314 Nishisangao, Noda-shi, Chiba-ken, 278, JAPAN ("MSIL").

                              W I T N E S S E T H :

         WHEREAS, IBIS and Mitsubishi Materials Corporation, the parent company of MSIL, are parties to a Business Development Agreement dated July 15, 1994 (the "Business Development Agreement") concerning the development, manufacture, distribution and sale of Separated by Implanted Oxygen Wafers ("SIMOX"); and

         WHEREAS, consistent with Phase II of the Business Development Agreement, MSIL has purchased from IBIS an Ibis 1000 SIMOX Implanter; and

         WHEREAS, MSIL wishes to acquire from IBIS, and IBIS is willing to grant to MSIL, an irrevocable license (except as otherwise provided herein) for certain know-how and process technology to be utilized by MSIL in connection with its operation of the Ibis 1000 SIMOX Implanter.

 NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto mutually agree as follows:

                             ARTICLE I - DEFINITIONS

         1.1 "AFFILIATE" shall mean, with respect to a party to this Agreement, any corporation, company, partnership and/or firm which controls or is controlled by or is under common control with such party. For the purposes of this Paragraph, control shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such entity.

         1.2 "NET SALES" shall mean, with respect to any quantity of SIMOX Wafers subject to royalty under this Agreement that are sold by MSIL or any of its Affiliates, the gross invoice selling price for that quantity of such SIMOX Wafers, less: (a) discounts and allowances to customers and (b) credits for returned goods. In the event that SIMOX Wafers subject to this Agreement are sold in combination with any other product sold by MSIL or any of its Affiliates, then "Net Sales," for purposes of determining royalty payments on the combination, shall be calculated using one of the following methods:

         (a) By multiplying the Net Sales of the combination by the fraction A/A+B, where A is the gross selling price, during the royalty paying period in question, of the SIMOX Wafers sold separately, and B is the gross selling price, during the royalty period in question, of the other product(s) sold separately; or

         (b) In the event that no such separate sales are made of SIMOX Wafers or any of such other product(s) in such combination package during the royalty paying period in question, Net Sales, for the purposes of determining royalty payments, shall be calculated on a fair and equitable basis.

         1.3 "PATENT RIGHTS" shall mean rights owned or controlled by IBIS which arise under any United States or foreign patent applications or any patents issuing from said applications, including any divisions, continuations, continuations-in-part, re-examinations, extensions, or reissues thereof and patents of addition thereto, and which claim any Technology (as hereinafter defined). Presently existing Patent Rights are listed in Appendix A hereto.


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

         1.4 "SIMOX IMPLANTER" shall mean the 210keV, 60mA 0+ Ibis 1000 Implanter with full automated cassette load lock purchased by MSIL from IBIS pursuant to a letter from Mr. Yuichi Furukawa to IBIS dated April 14, 1998.

         1.5 "SIMOX WAFERS" shall mean polished, single-crystalline silicon wafers into which oxygen ions are implanted by the SIMOX Implanter or any additional IBIS oxygen implanter purchased or leased by MSIL utilizing the Advantox(TM) process referred to in Appendix A.

         1.6 "TECHNOLOGY" shall mean all production recipes, process technology, know-how, inventions, improvements, discoveries or Patent Rights which are listed on Appendix A.

         1.7 "TERRITORY" shall mean Japan.

               ARTICLE II - ESTABLISHMENT OF PROPRIETARY POSITION

         2.1 IBIS will promptly inform MSIL of any improvements to the Technology developed or acquired by IBIS and any patent applications and patents thereon shall be owned by IBIS; provided however if MSIL desires to utilise such improvements,whether patented or unpatented, IBIS shall grant a nonexclusive license to MSIL to utilize any such improvement (s) upon the conditions set forth herein. MSIL will promptly inform IBIS of any improvements to the Technology developed or acquired by MSIL, and any patent applications and patents thereon shall be owned by MSIL; provided, however, if IBIS desires to utilize such improvements, whether patented or unpatented, MSIL shall grant a non exclusive license to IBIS to utilize any such improvement(s) subject to a royalty fee to be paid by IBIS to MSIL in an amount to be negotiated, but shall not in any event exceed [*] of IBIS' net sales of products utilizing any such improvements.

         2.2 IBIS shall be responsible for filing and prosecuting United States and foreign patent applications on the Technology developed or acquired by IBIS to the extent deemed desirable by IBIS in its sole discretion. While IBIS shall be responsible for making decisions regarding the scope and content of any such applications and prosecution thereof, MSIL shall have an opportunity to review and provide input thereto. The expenses in connection with filing and prosecution of any such patent applications, United States and/or foreign, and the maintenance of issued patents thereon shall be borne by IBIS.


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

         2.3 In the event that IBIS elects not to file a patent application on any invention referred to in Paragraph 2.2 of this Article or decides to discontinue prosecution or maintenance of any such application or maintenance of any patent issued thereon, MSIL may at its own expense file, prosecute, and/or maintain any such patent application or patent as the case may be, on behalf of, and in the name of IBIS and IBIS agrees to cooperate with any such efforts.

         2.4 MSIL shall be responsible for filing and prosecuting Japanese and foreign patent applications within the Territory on any improvements to the Technology developed or acquired by MSIL to the extent deemed desirable by MSIL in its sole discretion. While MSIL shall be responsible for making decisions regarding the scope and content of any such applications and prosecution thereof. IBIS shall have an opportunity to review and provide input thereto. The expenses in connection with filing and prosecution of any such patent applications, and the maintenance of issued patents thereon shall be borne by MSIL.

         2.5 In the event that MSIL elects not to file a patent application on any invention referred to in Paragraph 2.4 of this Article or decides to discontinue prosecution or maintenance of any such application or maintenance of any patent issued thereof. IBIS may at its own expense file, prosecute, and/or maintain any such patent application or patent as the case may be, on behalf of, and in the name of MSIL and MSIL agrees to cooperate with any such efforts.

                          ARTICLE III - LICENSE TO MSIL

         3.1 Upon the terms and conditions set forth herein, IBIS hereby grants to MSIL and its Affiliates an irrevocable (except as otherwise provided herein) license to utilize the Technology in connection with MSIL's and its Affiliates' use of the SIMOX Implanter and any additional IBIS oxygen implanters purchased or leased by MSIL for the purpose of manufacturing SIMOX Wafers.

         3.2 The license granted by IBIS to MSIL and its Affiliates under Paragraph 3.1 of this Article shall be nonexclusive within the Territory. MSIL and its affiliates shall not have any right, other than the right provided in Paragraph 3.3 of this Article , under such license to utilize the Technology for or in connection with the manufacture of SIMOX Wafers outside the Territory.

         3.3 During the term of this Agreement and so long as MSIL is not in default with respect to any payment due to IBIS hereunder, IBIS will not assert Patent Rights to prevent MSIL from using or selling any quantity of SIMOX Wafers manufactured or sold in accordance with this Agreement. Upon the terms and conditions set forth herein, IBIS hereby grants to MSIL and its Affiliates an irrevocable ( except as otherwise provided herein)license to sell SIMOX Wafers on a non-exclusive basis inside and outside the Territory.

         3.4 The rights granted by IBIS to MSIL and its Affiliates under Paragraphs 3.1,3.2 and 3.3 do not include any right to grant sublicenses.

                 ARTICLE IV - ROYALTIES AND OTHER CONSIDERATION

         4.1 MSIL shall pay IBIS a royalty of [*] of Net Sales from time to time of SIMOX Wafers up to December 31, 2005.

         4.2 Royalty fees for SIMOX Wafers with a buried oxide layer greater than [*] thick are covered under license agreement dated July 1,1999 between Ibis and MSIL and will expire on December 31, 2002. Royalty fees for SIMOX wafers with a buried oxide layer of less than [*] are subject to renegotiation of the parties after December 31, 2005 provided, however, that the royalty shall not be more than [*] of Net Sales of such SIMOX Wafers and shall be valid until the date mutually agreed upon, which shall be no later than the expiration date of the Patent Rights listed in Appendix A. If parties are unable to agree on the royalty fee applicable after December 31, 2005, the license granted hereunder for SIMOX Wafers with buried oxide of less than [*] thick shall terminate.

                  ARTICLE V - REPORTS, PAYMENTS AND ACCOUNTING

         5.1 Beginning with the calendar quarter in which MSIL or an Affiliate makes a first commercial sale of SIMOX Wafers, MSIL shall provide to IBIS, within thirty (30) days following the end of such quarter, a written report setting forth the total Net Sales and the royalty due and payable to IBIS for such quarter, and

MSIL shall remit to IBIS with such report the amount of royalty payments shown thereby to be due. Royalties shall be remitted in United States dollars. For converting any royalty that accrued in another currency into United States dollars, there shall be used the closing buying rates quoted by the WALL STREET JOURNAL for the last business day of the month in which the royalties were earned.

         5.2 MSIL shall keep complete and accurate records for the latest three
(3) years showing the Net Sales by MSIL of SIMOX Wafers subject to royalty under this Agreement. Such records shall be in sufficient detail to enable the royalties payable hereunder by MSIL to be determined. MSIL agrees to permit such books and records to be examined, but not more often than twice in any calendar year. The examination shall be by an independent certified public accounting firm designated by IBIS and reasonably acceptable to and approved by MSIL. Any such audit shall be conducted during business hours of MSIL upon reasonable notice to MSIL. The purpose of any such audit shall solely be for verifying the royalties payable as provided for in this Agreement and said accounting firm shall only disclose to IBIS Net Sales and royalties on SIMOX Wafers sales and royalties due and payable thereon to IBIS. Any such audit shall be at the expense of IBIS unless any such audit reveals that MSIL has underpaid or understated royalties due to IBIS by more than five percent (5%), in which case MSIL shall reimburse IBIS for the cost of any such audit.

         5.3 Any tax required to be paid under the laws or governmental regulations of any country with respect to royalties payable to IBIS shall be promptly paid by MSIL provided, however , that any payments from MSIL to IBIS may be reduced by whatever taxes or charges, if any, which MSIL is required by law to withhold from such payments. MSIL shall furnish IBIS with proof of payment of such withholding taxes or charges to the appropriate governmental authority.

                        ARTICLE VI - TERM AND TERMINATION

        6.1 This Agreement shall become effective upon the date first written above and shall expire on June 30, 2011, unless earlier terminated as herein provided, and unless further extended for an additional period as may be mutually agreed upon.


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

         6.2 If any of the terms or conditions of this Agreement are breached by IBIS and such breach is not corrected with thirty (30) days after written notice thereof is given by MSIL to IBIS, then MSIL shall have the option to terminate this Agreement by giving written notice thereof to IBIS. In such case, MSIL, after termination of this Agreement, shall continue to have the right to freely use all rights, the Technology and other information which MSIL is granted by IBIS under this Agreement.

         6.3 If any of the terms or conditions of this Agreement are breached by MSIL and such breach is not corrected within thirty (30) days after written notice thereof is given to MSIL by IBIS, then IBIS shall have the option to terminate this Agreement by giving written notice thereof to MSIL whereupon MSIL shall immediately cease and desist from any further utilization of the Technology and the license granted hereunder shall be of no further force and effect.

                      ARTILE VII - DISCLAIMER OF WARRANTIES

         7.1 IBIS hereby warrants to MSIL that to its best knowledge and belief and to that of its Officers , there are at the date hereof no rights of third parties which could be infringed by the performance of this Agreement by MSIL and which might detract from the value to MSIL of this Agreement. In the event that any third party claims against MSIL that the Patent Rights or the Technology is infringing such party's corresponding rights and IBIS or MSIL fails to defend against such claims, IBIS shall reimburse and be liable to MSIL for any charge, costs, damages or royalties for which MSIL may incur or be compelled to pay, provided, however, that IBIS shall have no reimbursement or other liability to MSIL in respect of any alleged infringement of rights held by Lucent Technologies, Inc or any affiliate or assignee there of ; and provided further, that such reimbursement or liability of IBIS shall not exceed the total royalties paid under Article IV of this Agreement to IBIS by MSIL; alternatively, Ibis may procure for MSIL the right to use the Technology or modify the Technology to avoid the alleged infringement without material impairment of its functionality.

         7.2 IBIS hereby warrants to MSIL that there is no pending claim or litigation challenging the validity of the Technology.

         7.3 EXCEPT FOR THE CONFIRMATION AND WARRANTIES AS PROVIDED IN PARAGRAPH
7.1 AND 7.2 OF THIS ARTICLE HEREOF, IBIS MAKES NO WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED OR SOLD OR OTHERWISE DISPOSED OF UNDER THE LICENSE GRANTED IN THIS AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS OR TRADEMARKS OF THIRD PARTIES. IBIS HAS NOT CONDUCTED ANY STUDY OF PATENTABILITY OF THE TECHNOLOGY AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE LIKELIHOOD OF THE ISSUANCE OF ANY PATENTS, OR THE VALIDITY OF ANY PATENTS WHICH HAVE ISSUED OR MAY ISSUE IN RESPECT TO OR IN CONNECTION WITH THE TECHNOLOGY. FURTHER, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                          ARTICLE VIII - ASSIGNABILITY

         Either party may, without the prior written consent of the other, assign this Agreement or any of its rights or obligations hereunder to an Affiliate or to a party with which it may merge or to which it may sell or transfer all or substantially all of its assets in the line of business to which this Agreement relates. Except as set forth in this paragraph, neither this Agreement nor any of the rights or obligations of either party hereunder shall be assignable or otherwise transferable such party without the prior written consent of the other party.

                       ARTICLE IX - STATUS OF THE PARTIES

         For purposes of this Agreement, the parties shall at all times be independent contractors and not employees or agents of the other. No partnership or joint venture is created hereby and neither party is authorized or empowered to act as agent for the other for any purpose or to make any statement, contract, warranty, representation or commitment on behalf of the other. MSIL and its employees' activities in connection with this Agreement will be conducted by MSIL at its own risk.

                           ARTICLE X - CONFIDENTIALITY

         10.1 The Technology shall be received by MSIL (including all appropriate employees, agents and independent contractors) in strictest confidence and used solely in furtherance of the activities contemplated by this Agreement, and shall be accorded at least the same degree of confidentiality and secrecy with which MSIL holds its own most confidential information of a similar nature but in no event less than reasonable care. The Technology shall not be disclosed in whole or in part to any persons other than: (i) employees or agents of MSIL or independent contractors employed by MSIL who have reasonable need for access to such information in connection with MSIL's performance under this Agreement and who are bound to MSIL by a written agreement of confidentiality containing terms consistent with those contained in this Paragraph; and (ii) governmental authorities, as required, to obtain necessary regulatory clearances. The foregoing restrictions shall not apply to any such information:
(a) which is, or subsequently may become, within the knowledge of the general public, without the fault of MSIL, (b) which is or was known to MSIL prior to the time of receipt thereof from IBIS, as shown by competent written records, or
(c) which is subsequently rightfully obtained from sources other than IBIS and without confidential restriction in favor of MSIL. In the event that MSIL becomes legally required to disclose any aspect of the Technology, MSIL shall provide IBIS with prompt notice so that IBIS may, at its election, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that IBIS waives compliance with the provisions of this Agreement, MSIL shall furnish only that portion of the Technology which is legally required in the opinion of MSIL's counsel.

         10.2 The confidentiality obligations in Paragraph 10.1 above shall be applied to any Affiliate of MSIL which has access to the Technology.

         10.3 The same confidentiality obligations as those set forth in the Paragraph 10.1 above shall be applied to IBIS with respect to any information received by IBIS from MSIL under this Agreement, including, but not limited to, any improvements to the Technology.

                     ARTICLE XI - ABATEMENT OF INFRINGEMENT

         If at any time any third party shall infringe any unexpired Patent Rights licensed hereunder and MSIL shall give notice in writing to IBIS of the existence of such infringement, then MSIL may at its election bring suit in its own name or in the name of IBIS against such infringer. IBIS shall execute such legal papers necessary for the prosecution of such suit as may be requested by MSIL, and MSIL shall be liable for all costs and expenses of such litigation and shall be entitled to receive and retain all recoveries therefrom. IBIS will at all times fully cooperate with MSIL in the enforcement of the Patent Rights and shall furnish MSIL all information and records requested by MSIL in connection therewith. The foregoing shall in no manner preclude IBIS from taking any action in its own behalf against any infringer.

                              ARTICLE XII - NOTICE

         Any notice required under this Agreement shall be considered given upon the earlier of: (i) when actually received at the address set forth below; or
(ii) two business days after such notice, properly addressed and shipped by overnight service providing evidence of delivery or by certified mail, return receipt requested, is sent by either party to the other. The proper addresses for notice are as follows:

         If to IBIS:         Ibis Technology Corporation
                             32 Cherry Hill Drive
                             Danvers, Massachusetts
                             USA  01923
                             Attention: President

         If to MSIL:         Mitsubishi Materials Silicon Corporation
                             314 Nishisangao
                             Noda-shi, Chiba-ken 278
                             JAPAN
                             Attention:  General Manager, SIMOX PROJECT


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

                           ARTICLE XIII- MISCELLANEOUS

         13.1 The formation, validity, construction and performance of this Agreement are governed by the laws of Japan. Any disputes arising out of or relating to this Agreement or breach thereof shall be finally settled by arbitration in Danvers, MA USA in accordance with the Rules of the American Arbitration Association if MSIL demands arbitration and in Tokyo, Japan in accordance with the Rules of the Japan Commercial Arbitration Association if IBIS demands arbitration.

         13.2 This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and as such supersedes all previous written and oral negotiations, agreements, contracts, representations, letters of intent, understandings and commitments with respect thereto. This Agreement may be modified, discharged, amended, or extended only by a writing signed by a duly authorized representative of the parties.

         13.3 Should any court of competent jurisdiction later consider any portion of this Agreement to be invalid, illegal or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights or obligations shall continue without regard to the severed provision that the remaining provisions of this Agreement are in accordance with the intention of the parties.

         13.4 Neither MSIL nor IBIS shall make any news release or other public statement, whether to the press, stockholders or otherwise, disclosing the terms of this Agreement or of any amendment hereto, or the performance hereunder or the existence of the arrangement between the parties without the prior written approval of the other party except as required by applicable law or regulation. MSIL shall not use IBIS' name or any IBIS' trademark without the prior written consent of IBIS.


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

         IN WITNESS WHEREOF, and intending to be bound hereby, the parties have caused this agreement to be signed by their duly authorized representatives.


                                   IBIS TECHNOLOGY CORPORATION

                                   By:     /s/ MARTIN J. REID
                                      ----------------------------------------

                                   Name:            MARTIN J. REID
                                        --------------------------------------

                                   Title:           PRESIDENT
                                         -------------------------------------

                                   Date:            NOV 2, 2000
                                        --------------------------------------


                                   MITSUBISHI MATERIALS SILICON CORPORATION

                                   By:     /s/ MASAKI MORIICAWA
                                      ----------------------------------------

                                   Name:            MASAKI MORIICAWA
                                        --------------------------------------

                                   Title: MANAGING DIRECTOR TECHNOLOGY DIVISION
                                         -------------------------------------

                                   Date:            2000, 11.1
                                        --------------------------------------


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

                                   APPENDIX A

                                   TECHNOLOGY

IBIS 1000 Oxygen Implanter energy and dose requirements, process flow and anneal conditions to replicate Advantox(TM) 150


(U.S. Patent No. 5,196,355).



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